UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

SKYX Platforms Corp. (the “Company”) reduced a payment of $1.4 million due to GE Trademark Licensing, Inc. (“GE-TL”) by $400,000, in exchange for a 3-year no interest bearing convertible promissory note of $1.0 million (the “Note”) to GE-TL, with a conversion price of $1.07 per share. The Note was signed on April 11, 2024, and matures on April 11, 2027.

On December 8, 2023, the Company filed a Current Report on Form 8-K disclosing, among other things, that the Company had entered into a letter agreement (the “Letter Agreement”) relating to royalty payments due to GE -TL, in connection with the sunsetting of the License Trademark Agreement previously entered into with GE-TL. Pursuant to the Letter Agreement, the Company also agreed to issue a convertible note payable to GE-TL, with the note terms and conditions to be mutually agreed upon by both parties. On April 11, 2024, the Company entered into an amendment to the Letter Agreement, which extended the deadline for the Company to issue the convertible note to GE-TL to May 1, 2024, and issued the Note, reflecting a reduction in payments due.

The Note does not bear interest and the principal amount of the Note is convertible into shares of the Company’s common stock at any time at the option of the holder. The Company may prepay the entire then-outstanding principal amount of a Note at any time, plus a prepayment premium; if the Company exercises such right, the Note holder may instead elect to convert the Note into shares of common stock. The Note also provides for certain piggyback registration rights.

The above descriptions of the amendment to the Letter Agreement and the Note do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the amendment and the Note, copies of which are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K (this “Current Report”), and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The issuance of the Note was deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, including Regulation D and Rule 506 promulgated thereunder, as a transaction by the Company not involving a public offering.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
4.1	Convertible Promissory Note, dated April 11, 2024, issued to GE Trademark Licensing, Inc.
10.1	Amendment of Letter Agreement relating to Trademark License Agreement, dated April 11, 2024, among SKYX Platforms Corp., SQL Lighting & Fans, LLC and GE Trademark Licensing, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: April 17, 2024	By:	/s/ Leonard J. Sokolow
	Name:	Leonard J. Sokolow
	Title:	Co-Chief Executive Officer